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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188, 33-58359, 33-60437,
333-10003, 333-33249, 33-30007, 33-68208, 33-58351, 333-33265, 333-10005,
333-33251, 33-22464, 33-29440, 33-51416, 33-68186, 33-58353, 33-58355, 33-60435,
333-33291, 33-21241, 333-42371, 333-64103) and on Form S-3 (File Nos. 33-61853,
333-59513, 333-68629, 33-64901) of our reports, dated February __, 1999 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division, the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division and the combined financial statements of Genzyme Molecular Oncology Division as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, 1997 and 1996, which reports are included in this Annual Report on Form 10-K.





                                             /s/ PricewaterhouseCoopers LLP
                                             -------------------------------
                                             PricewaterhouseCoopers LLP


Boston, Massachusetts

March 30, 1999